EXHIBIT 21
WOODWARD GOVERNOR COMPANY
SUBSIDIARIES OF THE REGISTRANT

                        Woodward Governor Nederland B.V.
                           Hoofddorp, The Netherlands

                        Woodward Governor (U.K.) Limited
                                Reading, England

                             Woodward Governor GmbH
                            Lucerne, Switzerland and
                           Hoofddorp, The Netherlands

                         Woodward Governor (Japan) Ltd.
                     Tomisato, Chiba, Japan and Kobe, Japan

                    Woodward Governor (Reguladores) Limitada
                           Campinas, Sao Paulo, Brazil

                         Woodward Governor (Quebec) Inc.
                            Montreal, Quebec, Canada

                        Woodward Governor France S.A.R.L.
                               Venissieux, France

                    Woodward Governor Asia/Pacific PTE. LTD.
                        Singapore, Republic of Singapore

                        Woodward Governor Poland, Limited
                                 Warsaw, Poland

                         Woodward Governor Germany GmbH
                                  Aken, Germany

                               Woodward HSC, Inc.
                                Buffalo, New York

                    Woodward Governor de Mexico S.A. de C.V.
                               Mexico City, Mexico

                 Woodward Governor Company (New Zealand) Limited
                            Christchurch, New Zealand

                        Woodward Governor India PTE. LTD.
                                Ballabgarh, India

                   Woodward Aircraft Controls Prestwick, Inc.
                               Prestwick, Scotland

                       Woodward Foreign Sales Corporation
                         St. Thomas, U.S. Virgin Islands

                         Baker Electrical Products, Inc.
                                   Memphis, MI

                               Woodward FST, Inc.
                                   Zeeland, MI

                    Woodward Tianjin Controls Company Limited
                                 Tianjin, China